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                                                                       EXHIBIT 5

                          GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS
                             One Montgomery Street
                            San Francisco, CA 94104

                              September 12, 2000

(415)393-8200                                                   C 56320-00001

LookSmart, Ltd.
625 Second Street
San Francisco, California 94107

     Re: Registration Statement on Form S-8 Pursuant to General Instruction E

Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission pursuant to General Instruction E of Form S-8, to register an additional 2,500,000 shares of common stock, par value $0.001 per share (the "Additional Securities"), of LookSmart, Ltd., a Delaware corporation (the "Company"), issuable under the Company's Amended and Restated 1998 Stock Plan (the "Plan").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing, and assuming the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), it is our opinion that the Additional Securities will, when issued, delivered and paid for pursuant to and in accordance with the Plan, be validly issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 -------------------------------
                                                 GIBSON, DUNN & CRUTCHER LLP

ksb/GJC

EX-23.1

3

CONSENT OF PricewaterhouseCoopers LLP